J.P.Morgan

J.P.Morgan

AMENDMENT NO. 1 dated as of , 2022 (the "Amendment"), to the Deposit Agreement dated as of June 24, 2021 (the "Deposit Agreement"), among Missfresh Limited, incorporated under the laws of the Cayman Islands (the "Company"), JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American depositary receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the ADRs, the form of which is contained as Exhibit A of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and the ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement and the ADRs as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO THE DEPOSIT AGREEMENT AND ADRS

SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement (as defined above) as further amended by this Amendment.

SECTION 2.02. Section 5 of the Deposit Agreement is amended to include the following at the conclusion thereof:

To the extent the Depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. Dollars and distribute such U.S. Dollars to some or all Holders, the Depositary may in its discretion distribute the foreign currency received by the Depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. To the extent the Depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder.

J.P.Morgan

SECTION 2.03. The penultimate sentence of Section 6 of the Deposit Agreement is amended to read as follows:

The Company agrees to cooperate with the Depositary and to take all actions, and to instruct and cause any registrar of the Deposited Securities to take all such actions, as may be requested by the Depositary, or are otherwise necessary or required, to effectuate the withdrawal and transfer of the Deposited Securities upon any cancellation of ADRs by Holders and/or Beneficial Owners thereof.

SECTION 2.04. Section 13 of the Deposit Agreement is renamed as set forth below and amended to include the following as a new subsection (a) with the current section thereby becoming subsection (b) thereof:

13. Compliance with Securities Exchange Act of 1934 Reporting and Other Requirements; Reports.

(a)       Securities Exchange Act of 1934.

The Company represents and warrants continuously that (the statements in paragraph (8) of the form of ADR (Available Information) attached hereto as Exhibit A or, if applicable, most recently filed with the U.S. Securities and Exchange Commission are true and correct and (ii) it is in compliance with the registration, reporting and other requirements of the Securities Exchange Act of 1934, except for that non-compliance that occurred prior to October 7, 2022 that was publicly disclosed by the Company prior to that date. These representations and warranties of the Company shall survive the date of the Deposit Agreement.

The Company hereby covenants and agrees to publish and file all reports, and to take all other actions, necessary and/or required to remain in compliance with the requirements of the Securities Exchange Act of 1934, as and when required, except for that non-compliance that occurred prior to October 7, 2022 that was publicly disclosed by the Company prior to that date, for any noncompliance as publicly disclosed by the Company. The Company agrees to notify the Depositary promptly in the event of any change in the truth or accuracy of, or noncompliance with, any of the representations, warranties, covenants and agreements contained in this Section 13(a) and paragraph (8) of the form of ADR (Available Information).

J.P.Morgan

The Company acknowledges and agrees that the Depositary (i) is relying, and may so rely, solely on the Company's representations, warranties, covenants and agreements in this Section 13(a) and paragraph (8) of the form of ADR (Available Information), (ii) does not assume any duty or responsibility to determine if the Company is in compliance with the registration, reporting and other requirements of the Securities Exchange Act of 1934, and (iii) may, and is expressly authorized by the Company to, represent, warrant and certify that, based on such ongoing representations, warranties, covenants and agreements of the Company, the Company is in compliance with the registration, reporting and other requirements of the Securities Exchange Act of 1934, except for that non-compliance that occurred prior to October 7, 2022 that was publicly disclosed by the Company prior to that date.

SECTION 2.05. The first paragraph of subsection (a) of Section 15 of the Deposit Agreement is amended to include the following at the conclusion of the last sentence thereof:

, including, without limitation, if any of the representations and warranties of the Company contained in Section 13 hereof and/or paragraph 8 of the Form of ADR (Available Information) were or are incorrect in any respect and/or if the Company violates or breaches any of its covenants or agreements contained therein with respect to the Securities Exchange Act of 1934 or otherwise

SECTION 2.06. The second paragraph of subsection (a) of Section 15 of the Deposit Agreement is amended to read as follows:

The indemnities set forth in the preceding paragraph shall also apply to any liability or expense that may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer, issuance, withdrawal or sale of ADSs or the deposit, withdrawal, offer or sale of Shares or any other report filed or furnished by the Company with the U.S. Securities and Exchange Commission, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary expressly for use in any of the foregoing documents and not changed or altered by the Company or any other person (other than the Depositary) or (ii) if such information is provided, the failure by the Depositary to state a material fact therein necessary to make the information provided, in light of the circumstances under which made or provided, not misleading.

J.P.Morgan

SECTION 2.07. Section 15(b) of the Deposit Agreement is amended by replacing “in Section 15(c) below” with “in Sections 9 and 15(c) below”.

SECTION 2.08. The following is inserted as a Section 15(d) of the Deposit Agreement with the current Section 15(d) thereof being renumbered as Section 15(e) thereof:

(d)       Notification. Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim as promptly as reasonably practical after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to indemnification under this Section 15 except and only to the limited extent the indemnifying person is materially prejudiced by such failure through the forfeiture of substantive rights or defenses by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 15). No indemnifying person shall be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such indemnifying person's written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such proceeding, the indemnifying person agrees to indemnify and hold harmless each indemnified person from and against any and all losses, claims, damages, liabilities and reasonable legal and other out-of-pocket expenses by reason of such settlement or judgment. No indemnifying person shall, without the prior written consent of any indemnified person, effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless such settlement (i) includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrong doing or a failure to act by or on behalf of any indemnified person.

SECTION 2.09. Section 20 of the Deposit Agreement is amended to read as follows:

20.       Governing Law; Consent to Jurisdiction.

(a)       Governing Law. The Deposit Agreement, the ADSs and the ADRs shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof.

J.P.Morgan

(b)       By the Company. The Company irrevocably agrees that any legal suit, action or proceeding against or involving the Company brought by the Depositary arising out of, based upon, or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against or involving the Depositary brought by the Company, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted only in a state or federal court in New York, New York. Notwithstanding the foregoing, subject to the federal securities law carve-out set forth in Section 20(d) below, the Depositary may institute and/or refer any such legal suit, action or proceeding to arbitration in accordance with the provisions of the Deposit Agreement, and thereupon any arbitral decision from such legal suit, action or proceeding shall be deemed final and binding.

(c)       By Holders and Beneficial Owners. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or Beneficial Owners brought by the Company or the Depositary, arising out of, based upon or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or Beneficial Owners or any other person or party arising out of, based upon or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including, without limitation, claims under the Securities Act of 1933, may be only instituted in the United States District Court for the Southern District of New York (or (i) in the state courts of New York County in New York if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) in the state or federal courts of New York, New York if the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). Notwithstanding the foregoing or anything in this Deposit Agreement to the contrary, subject to the federal securities law carve-out set forth in Section 20(d) below, the Depositary may institute and/or refer any such suit, action or proceeding to arbitration in accordance with the provisions of the Deposit Agreement, and, upon such referral, any such suit, action or proceeding instituted by Holders and/or Beneficial Owners shall be finally decided in such arbitration rather than in such court.

J.P.Morgan

(d)       Optional Arbitration. Notwithstanding anything in this Deposit Agreement to the contrary, each of the parties hereto (i.e., the Company, the Depositary and all Holders and Beneficial Owners) agrees that: (i) the Depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly arising out of, based upon or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination (each, a "Dispute"; collectively, "Disputes") against any other party or parties hereto (including, without limitation, Disputes, suits, actions or proceedings brought against Holders and Beneficial Owners) or any other person or party, by having the Dispute referred to and finally resolved by an arbitration conducted under the terms set out below, and (ii) the Depositary may in its sole discretion require, by written notice to the relevant person or party, or persons or parties, that any Dispute, suit, action, controversy, claim or proceeding brought by any party or parties hereto or any other person or party (including, without limitation, Disputes, suits, actions or proceedings brought by Holders and Beneficial Owners) against the Depositary shall be referred to and finally settled by an arbitration conducted under the terms set out below; provided however, notwithstanding the Depositary's written notice under this clause (ii), to the extent there are specific federal securities law violation aspects to any claims against the Company and/or the Depositary brought by any Holder, Beneficial Owner or other person or party, the federal securities law violation aspects of such claims brought by a Holder or Beneficial Owner or any other person or party against the Company and/or the Depositary may, at the option of such Holder, Beneficial Owner, person or party, remain in the United States District Court for the Southern District of New York (or (i) in the state courts of New York County in New York if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) in the state or federal courts of New York, New York if the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable) and all other aspects, claims, Disputes, legal suits, actions and/or proceedings brought by such Holder, Beneficial Owner, person or party against the Company and/or the Depositary, including those brought along with, or in addition to, federal securities law violation claims, would be referred to arbitration in accordance herewith. Any such arbitration shall, at the Depositary’s election, be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL) with the Hong Kong International Arbitration Centre serving as the appointing authority, and the language of any such arbitration shall be English. A notice of arbitration may be mailed to the Company at its address last specified for notices under this Deposit Agreement, and, if applicable, to any Holders at their addresses on the ADR Register, which notice to any such Holder, for the avoidance of doubt, shall be deemed, for all purposes of the Deposit Agreement and the ADRs, including, without limitation, the arbitration provisions contained in this clause (d), to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder's ADRs. In any case where the Depositary exercises its right to arbitrate hereunder, arbitration of the Dispute shall be mandatory and any pending litigation arising out of or related to such Dispute shall be stayed. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained herein to the contrary, and for the avoidance of doubt, the Company and all Holders and Beneficial Owners from time to time of ADRs issued hereunder (and any persons owning or holding interests in ADSs) agree that any federal or state court in New York, New York, shall have jurisdiction to hear and determine proceedings related to the enforcement of this arbitration provision and any arbitration award by the arbitrators contemplated and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts. Each of the parties hereto (i.e., the Company, the Depositary and all Holders and Beneficial Owners) agrees not to challenge the terms and enforceability of this arbitration clause, including, but not limited to, any challenge based on lack of mutuality, and each such party hereby irrevocably waives any such challenge. The number of arbitrators shall be three, each of whom shall (x) be disinterested in the Dispute, (y) have no connection with any party thereto, and (z) be an attorney experienced in international securities transactions. The Company and the Depositary shall each appoint one arbitrator, and the two arbitrators shall select a third arbitrator who shall serve as chairperson of the tribunal. If a Dispute shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such Dispute. If either or both parties fail to select an arbitrator, or if such alignment (in the event there are more than two parties) shall not have occurred, within thirty (30) calendar days after the Depositary serves the arbitration demand or the two arbitrators fail to select a third arbitrator within thirty (30) calendar days of the selection of the second arbitrator, the American Arbitration Association in the case of an arbitration in New York, or the Hong Kong International Arbitration Centre in the case of an arbitration in Hong Kong, shall appoint the remaining arbitrator or arbitrators in accordance with its rules. The parties and the American Arbitration Association and/or the Hong Kong International Arbitration Centre, as the case may be, may appoint the arbitrators from among the nationals of any country, whether or not the appointing party or any other party to the arbitration is a national of that country. The arbitrators shall have no authority to award (A) damages against any party not measured by the prevailing party's actual damages or (B) any consequential, special or punitive damages against any party and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement. In all cases, the fees of the arbitrators and other costs incurred by the parties in connection with such arbitration shall be paid by the party (or parties) that is (or are) unsuccessful in such arbitration. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or act in any arbitration in the interest of the general public or in a private attorney general capacity.

J.P.Morgan

(e) Notwithstanding the foregoing or anything in this Deposit Agreement to the contrary, any suit, action or proceeding against the Company arising out of, based upon or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, with the exception of any such suit, action, or proceeding initiated prior to October 7, 2022, may be instituted by the Depositary in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China, the United States (subject to the limitations in Section 20(b)) and/or any other court of competent jurisdiction, or, subject to the federal securities law carve-out set forth in Section 20(d) above, by the Depositary through the commencement of an arbitration pursuant to Section 20(d) of this Deposit Agreement.

SECTION 2.10. Section 23 of the Deposit Agreement is amended to read as follows:

23.       Waiver of Jury Trial. EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, ADSS OR ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING IN ANY WAY TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY), INCLUDING, WITHOUT LIMITATION, ANY SUIT, ACTION, CLAIM OR PROCEEDING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. No provision of this Deposit Agreement or any ADR is intended to constitute a waiver or limitation of any rights which Holders or Beneficial Owners of ADSs may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

J.P.Morgan

SECTION 2.11. Effective on the date announced by the Depositary, the form of ADR, and all outstanding ADRs, is amended to reflect that, as of such announced date, each ADS represents ninety Shares.

SECTION 2.12. The third sentence of paragraph (2) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

The Company agrees to cooperate with the Depositary and to take all actions, and to instruct and cause any registrar of the Deposited Securities to take all such actions, as may be requested by the Depositary, or are otherwise necessary or required, to effectuate the withdrawal and transfer of the Deposited Securities upon any cancellation of ADRs by Holders and/or Beneficial Owners thereof.

SECTION 2.13. The last paragraph of paragraph (4) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

The issuance of ADRs, the acceptance of deposits of Shares, and the registration, registration of transfer, split up or combination of ADRs may be suspended, generally or, in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary. Additionally, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the withdrawal and delivery of Deposited Securities may be suspended or refused during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason.

J.P.Morgan

SECTION 2.14. The fifth sentence of Paragraph (5) of the form of ADR, and all outstanding ADRs, is amended by removing the parenthetical (and the wording contained therein) therefrom.

SECTION 2.15. Paragraph (7)(b)(iv) of the form of ADR, and all outstanding ADRs, is amended by replacing “a fee for the reimbursement” with “an amount for the reimbursement”.

SECTION 2.16. Paragraph (7)(c) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(c) Other Obligations, Fees, Charges and Expenses. The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)       stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)       a transaction fee per cancellation request (including through SWIFT, telex and facsimile transmission) as disclosed on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or Holders); and

(iii)       transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities).

SECTION 2.17. Paragraph (10)(a) of the form of ADR, and all outstanding ADRs, is amended to include the following at the conclusion thereof:

To the extent the Depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. Dollars and distribute such U.S. Dollars to some or all Holders, the Depositary may in its discretion distribute the foreign currency received by the Depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. To the extent the Depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder.

J.P.Morgan

SECTION 2.18. Paragraph (14)(a) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(a)          The Depositary, the Company, and each of their respective directors, officers, employees, agents and affiliates and each of them shall: (i) incur or assume no liability (including, without limitation, to Holders or Beneficial Owners) (A) if any present or future law, rule, regulation, fiat, order or decree of the United States, Cayman Islands, Hong Kong, the People’s Republic of China, or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (B) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (ii) incur or assume no liability (including, without limitation, to Holders or Beneficial Owners) except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or Beneficial Owners; (iii) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR; (iv) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (v) not be liable (including, without limitation, to Holders or Beneficial Owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary only, the Company. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

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SECTION 2.19. Paragraph (14)(i) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(i) None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

SECTION 2.20. Paragraph (14)(k) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(k) None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents and affiliates, shall incur any liability to Holders or beneficial owners of ADSs for any tax or tax consequences that may be incurred by such Holders or beneficial owners on account of their ownership or disposition of the ADRs or ADSs.

SECTION 2.21. The first sentence of paragraph (16) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

Subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees, charges or expenses on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including through SWIFT, telex or facsimile transmission), applicable delivery expenses or other such fees, charges or expenses), or that shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective 30 days after notice of such amendment shall have been given to the Holders.

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SECTION 2.22. Paragraph (17) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 60 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 60th day after the Company's notice of removal was first provided to the Depositary. Notwithstanding anything to the contrary herein, the Depositary may terminate the Deposit Agreement (a) without notice to the Company, but subject to giving 30 days' notice to the Holders, under the following circumstances: (x) in the event of the Company's bankruptcy or insolvency, (y) if the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, or (z) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities, and (b) immediately without prior notice to the Company, any Holder or Beneficial Owner or any other person if required by any law, rule or regulation or any governmental authority or body, or the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

If the Shares are not listed or quoted for trading on a stock exchange or in a securities market as of the date so fixed for termination, then after such date fixed for termination (a) all Direct Registration ADRs shall cease to be eligible for the Direct Registration System and shall be considered ADRs issued on the ADR Register and (b) the Depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, the Depositary shall (A) instruct its Custodian to deliver all Deposited Securities to the Company along with a general stock power that refers to the names set forth on the ADR Register and (B) provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement). Upon receipt of such Deposited Securities and the ADR Register, the Company shall use its best efforts to issue to each Holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR Register in such Holder's name and to deliver such Share certificate to the Holder at the address set forth on the ADR Register. After providing such instruction to the Custodian and delivering a copy of the ADR Register to the Company, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR and shall cease to have any obligations under the Deposit Agreement and/or the ADRs. After the Company receives the copy of the ADR Register and the Deposited Securities, the Company shall be discharged from all obligations under the Deposit Agreement except (x) to distribute the Shares to the Holders entitled thereto and (y) for its obligations to the Depositary and its agents.

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If the Shares are listed or quoted for trading on a stock exchange or in a securities market as of the date so fixed for termination, then instead of the provisions in the prior paragraph, after the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the date so fixed for termination, the Depositary shall use its reasonable efforts to sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

Notwithstanding anything to the contrary, in connection with any termination pursuant to this paragraph (17), the Depositary may, in its sole discretion and without notice to the Company, establish an unsponsored American depositary share program (on such terms as the Depositary may determine) for the Shares and make available to Holders a means to withdraw the Shares represented by the ADSs issued under the Deposit Agreement and to direct the deposit of such Shares into such unsponsored American depositary shares program, subject, in each case, to receipt by the Depositary, at its discretion, of the fees, charges and expenses provided for in paragraph (7) hereof and the fees, charges and expenses applicable to the unsponsored American depositary share program.

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SECTION 2.23. Paragraph (20) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(20) Jurisdiction. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or Beneficial Owners brought by the Company or the Depositary, arising out of, based upon or relating in any way to the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or Beneficial Owners or any other person or party arising out of, based upon or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including, without limitation, claims under the Securities Act of 1933, may be only instituted in the United States District Court for the Southern District of New York (or (i) in the state courts of New York County in New York if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) in the state or federal courts of New York, New York if the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). Notwithstanding the foregoing or anything in the Deposit Agreement to the contrary, each of the parties thereto (i.e., the Company, the Depositary and all Holders and Beneficial Owners) have agreed that, subject to the federal securities law carve-out set forth in Section 20(d) of the Deposit Agreement, the Depositary may institute and/or refer any such suit, action or proceeding to arbitration in accordance with the provisions of the Deposit Agreement, and, upon such referral, any such suit, action or proceeding instituted by Holders and/or Beneficial Owners shall be finally decided in such arbitration rather than in such court. Notwithstanding anything in the Deposit Agreement to the contrary, each of the parties hereto (i.e., the Company, the Depositary and all Holders and Beneficial Owners) agrees that: (i) the Depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly arising out of, based upon or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination (each, a "Dispute"; collectively, "Disputes") against any other party or parties hereto (including, without limitation, Disputes, suits, actions or proceedings brought against Holders and Beneficial Owners) or any other person or party, by having the Dispute referred to and finally resolved by an arbitration conducted under the terms set out in Section 20(d) of the Deposit Agreement, and (ii) the Depositary may in its sole discretion require, by written notice to the relevant person or party, or persons or parties, that any Dispute, suit, action, controversy, claim or proceeding brought by any party or parties hereto or any other person or party (including, without limitation, Disputes, suits, actions or proceedings brought by Holders and Beneficial Owners) against the Depositary shall be referred to and finally settled by an arbitration conducted under the terms set out in Section 20(d) of the Deposit Agreement; provided however, notwithstanding the Depositary's written notice, to the extent there are specific federal securities law violation aspects to any claims against the Company and/or the Depositary brought by any Holder, Beneficial Owner or other person or party, the federal securities law violation aspects of such claims brought by a Holder or Beneficial Owner or any other person or party against the Company and/or the Depositary may, at the option of such Holder, Beneficial Owner, person or party, remain in the United States District Court for the Southern District of New York (or (i) in the state courts of New York County in New York if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) in the state or federal courts of New York, New York if the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable) and all other aspects, claims, Disputes, legal suits, actions and/or proceedings brought by such Holder, Beneficial Owner, person or party against the Company and/or the Depositary, including those brought along with, or in addition to, federal securities law violation claims, would be referred to arbitration in accordance herewith. Any such arbitration shall, at the Depositary’s election, be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL) with the Hong Kong International Arbitration Centre serving as the appointing authority, and the language of any such arbitration shall be English. A notice of arbitration may be mailed to the Company at its address last specified for notices under this Deposit Agreement, and, if applicable, to any Holders at their addresses on the ADR Register, which notice to any such Holder, for the avoidance of doubt, shall be deemed, for all purposes of the Deposit Agreement and the ADRs, including, without limitation, the arbitration provisions contained in this clause (d), to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder's ADRs. In any case where the Depositary exercises its right to arbitrate hereunder, arbitration of the Dispute shall be mandatory and any pending litigation arising out of or related to such Dispute shall be stayed. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained herein to the contrary, and for the avoidance of doubt, the Company and all Holders and Beneficial Owners from time to time of ADRs issued hereunder (and any persons owning or holding interests in ADSs) agree that any federal or state court in New York, New York, shall have jurisdiction to hear and determine proceedings related to the enforcement of the arbitration provision and any arbitration award by the arbitrators contemplated and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts. Each of the parties to the Deposit Agreement (i.e., the Company, the Depositary and all Holders and Beneficial Owners) agrees not to challenge the terms and enforceability of the arbitration clause, including, but not limited to, any challenge based on lack of mutuality, and each such party hereby irrevocably waives any such challenge. In any arbitration, the parties to the Deposit Agreement (i.e., the Company, the Depositary and all Holders and Beneficial Owners) have agreed that the arbitrators shall have no authority to award (A) damages against any party not measured by the prevailing party's actual damages or (B) any consequential, special or punitive damages against any party and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement. In all cases, the fees of the arbitrators and other costs incurred by the parties in connection with such arbitration shall be paid by the party (or parties) that is (or are) unsuccessful in such arbitration. No party to the Deposit Agreement shall be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or act in any arbitration in the interest of the general public or in a private attorney general capacity.

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SECTION 2.24. The form of ADR, reflecting the amendments set forth in this Article II and a clarification change, and all outstanding ADRs, are amended and restated to read as set forth in Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

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(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in the Cayman Islands, Hong Kong, or the People's Republic of China nor does any stamp or similar tax or governmental charge need to be paid in the Cayman Islands, Hong Kong or the People’s Republic of China on or in respect of such agreements.

SECTION 3.02. Representations and Warranties. The Depositary represents and warrants to, and agrees with, the Company, that:

(a) This Amendment, when executed and delivered by the Depositary, will be duly and validly authorized, executed and delivered by the Depositary, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE IV

MISCELLANEOUS

Other than as set forth herein, nothing in this Amendment shall affect any of the respective rights and obligations of any of the parties hereto under the Deposit Agreement. By executing this Amendment, the parties hereto ratify and confirm the terms of the Deposit Agreement, as modified by the terms of this Amendment. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 15 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. If there shall be any conflict in the terms and conditions of the Deposit Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding. This Amendment will be construed, regulated and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The provisions of Sections 18 and 20 of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof applicable hereto. This Agreement is dated, and shall be effective, as of the date set forth above; provided, however, (i) the amendment reflected in Section 2.12 hereof shall not become effective until the date announced by the Depositary and Beneficial Owners shall not become effective until 30 days after notice hereof shall have been given to the Holders. After the effective time, each Holder and Beneficial Owner shall be deemed, by continuing to hold ADRs, to have consented and agreed to this Amendment and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

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If any court of competent jurisdiction holds any provision of this Amendment invalid or unenforceable, the other provisions of the Deposit Agreement as amended hereby will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

This Amendment, together with the Deposit Agreement as amended hereby, contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all other communications (oral, written or in any other form) between the parties hereto concerning this subject matter. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, MISSFRESH LIMITED and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to the Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto by continuing to hold ADRs after the date hereof.

MISSFRESH LIMITED

By:_______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:_______________________________
Name:
Title:

J.P.Morgan

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

No. of ADSs:
Number
Each ADS represents
Ninety Shares

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

Missfresh Limited

(Incorporated under the laws of Cayman Islands)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the “Depositary”), hereby certifies that ________________ is the registered owner (a “Holder”) of ___________ American Depositary Shares (“ADSs”), each (subject to paragraph (13) (Changes Affecting Deposited Securities)) representing ninety ordinary shares (including the rights to receive Shares described in paragraph (1) (Issuance of ADSs), “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”), of Missfresh Limited, a corporation organized under the laws of Cayman Islands (the “Company”), deposited under the Deposit Agreement dated as of June 24, 2021 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. All capitalized terms used herein, and not defined herein, shall have the meanings ascribed to such terms in the Deposit Agreement.

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(1) Issuance of ADSs.

(a) Issuance. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to the other provisions hereof, the Depositary may so issue ADRs for delivery at the Transfer Office (as hereinafter defined) only against deposit of: (i) Shares in a form satisfactory to the Custodian; or (ii) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions.

(b) Lending. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs.

(c) Representations and Warranties of Depositors. Every person depositing Shares under the Deposit Agreement represents and warrants that:

(i)	such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person,

(ii)	all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised,

(iii)	the person making such deposit is duly authorized so to do,

(iv)	the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and

(v)	such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 (“Restricted Securities”) unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an “affiliate” of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities.

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Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

(d) The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.

(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability for Taxes, Duties and Other Charges), upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (b) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian’s office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. In the Deposit Agreement the Company has agreed that, to the extent any instructions, input, consent, notice and/or other actions on the part of the Company are required in order for the Company or its share registrar and/or transfer agent to process Share delivery instructions, the Company shall not unreasonably withhold the provision of such instructions, input, consent or notice or the taking of any such other action. The Company agrees to cooperate with the Depositary and to take all actions, and to instruct and cause any registrar of the Deposited Securities to take all such actions, as may be requested by the Depositary, or are otherwise necessary or required, to effectuate the withdrawal and transfer of the Deposited Securities upon any cancellation of ADRs by Holders and/or Beneficial Owners thereof. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3) Transfers, Split-Ups and Combinations of ADRs. The Depositary or its agent will keep, at a designated transfer office (the “Transfer Office”), (i) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (ii) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement or any ADR to any Beneficial Owner, unless such Beneficial Owner is the Holder hereof. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

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(4) Certain Limitations to Registration, Transfer etc. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:

(a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) (Charges of Depositary) of this ADR;

(b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and

(c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.

The issuance of ADRs, the acceptance of deposits of Shares, and the registration, registration of transfer, split up or combination of ADRs may be suspended, generally or, in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary. Additionally, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the withdrawal and delivery of Deposited Securities may be suspended or refused during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason.

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(5) Liability for Taxes, Duties and Other Charges. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held this ADR or any ADSs evidenced hereby, the Holder and all Beneficial Owners hereof and thereof, and all prior Holders and Beneficial Owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Company and their respective agents in respect of such tax or other governmental charge. Neither the Company nor the Depositary shall be liable to Holders or Beneficial Owners of the ADSs and ADRs for failure of any of them to comply with applicable tax laws, rules and/or regulations. Each Holder of this ADR and Beneficial Owner of the ADSs evidenced hereby, and each prior Holder and Beneficial Owner hereof and thereof (collectively, the “Tax Indemnitors”), by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the Depositary shall have the right to seek payment of amounts owing with respect to this ADR under this paragraph (5) from any one or more Tax Indemnitor(s) as determined by the Depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s).The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities, and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained which obligations shall survive any transfer or surrender of ADSs or the termination of the Deposit Agreement.

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(6) Disclosure of Interests.

(a) General. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of, or interests in, Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and Beneficial Owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders (and through any such Holder, the Beneficial Owners of ADSs evidenced by the ADRs registered in such Holder’s name) to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder and/or Beneficial Owner thereof as a holder of Shares and Holders and Beneficial Owners agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company’s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder, provided, however, for the avoidance of doubt, the Depositary shall be indemnified by the Company in connection with the foregoing.

(b) Jurisdiction Specific. Any summary of the laws and regulations of Cayman Islands and of the terms of the Company’s constituent documents has been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of the Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company’s constituent documents may change after the date of the Deposit Agreement. Neither the Depositary nor the Company has any obligation to update any such summaries.

(7) Charges of Depositary.

(a) Rights of the Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10) (Distributions on Deposited Securities)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a Share Distribution or elective distribution is made or offered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.

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(b) Additional Charges by the Depositary. The following additional charges shall also be incurred by the Holders, the Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10) (Distributions on Deposited Securities), whichever is applicable:

(i)	a fee of U.S.$0.05 or less per ADS held for any Cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement,

(ii)	a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto,

(iii)	an aggregate fee of U.S.$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and

(iv)	an amount for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).

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(c) Other Obligations, Fees, Charges and Expenses. The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)       stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)       a transaction fee per cancellation request (including through SWIFT, telex and facsimile transmission) as disclosed on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or Holders); and

(iii)       transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities).

(d) Foreign Exchange Related Matters. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

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The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

(e) Disclosure of Potential Depositary Payments. The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

(f) The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian, at the Transfer Office, on the U.S. Securities and Exchange Commission’s website, or upon request from the Depositary (which request may be refused by the Depositary at its discretion). The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the “Commission”). Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

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(9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By ..................................................
Authorized Officer

The Depositary’s office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

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[FORM OF REVERSE OF ADR]

(10) Distributions on Deposited Securities. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability for Taxes, Duties and other Charges), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder’s ADRs:

(a)  Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) (“Cash”), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent the Depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. Dollars and distribute such U.S. Dollars to some or all Holders, the Depositary may in its discretion distribute the foreign currency received by the Depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. To the extent the Depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder.

(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

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(d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) (Charges of Depositary). Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

(11) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

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(12) Voting of Deposited Securities.

(a) Notice of Any Meeting or Solicitation. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS record date in accordance with paragraph (11) above provided that if the Depositary receives a written request from the Company in a timely manner and at least 30 days prior to the date of such vote or meeting, the Depositary shall, at the Company’s expense, distribute to Holders a notice (the “Voting Notice”) stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each Holder on the record date set by the Depositary will, subject to any applicable provisions of Cayman Islands law, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs and (iii) the manner in which such instructions may be given or deemed given in accordance with paragraph 12(b)(ii) below, including instructions to give a discretionary proxy to a person designated by the Company. Each Holder shall be solely responsible for the forwarding of Voting Notices to the Beneficial Owners of ADSs registered in such Holder’s name. There is no guarantee that Holders and Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable such Holder or Beneficial Owner to return any voting instructions to the Depositary in a timely manner.

(b) Voting of Deposited Securities.

(i)	Following actual receipt by the ADR department responsible for proxies and voting of Holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the Depositary shall, in the manner and on or before the time established by the Depositary for such purpose, endeavor to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing Deposited Securities. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

(ii)	To the extent that (A) the Depositary has been provided with at least 30 days’ notice of the proposed meeting from the Company, (B) the Voting Notice will be received by all Holders and Beneficial Owners no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (C) the Depositary does not receive instructions on a particular agenda item from a Holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such Holder shall be deemed, and the Depositary is instructed to deem such Holder, to have instructed the Depositary to give a discretionary proxy for such agenda item(s) to a person designated by the Company to vote the Deposited Securities represented by the ADSs for which actual instructions were not so given by all such Holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) the Company informs the Depositary in writing (and the Company agrees to provide the Depositary with such instruction promptly in writing) that (a) it wishes such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of Shares, and (2) the Depositary has obtained an opinion of counsel, in form and substance satisfactory to the Depositary, confirming that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the Cayman Islands, (ii) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of the Cayman Islands, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules and regulations of the Cayman Islands, and (iv) the granting of such discretionary proxy will not under any circumstances result in the Shares represented by the ADSs being treated as assets of the Depositary under the laws, rules or regulations of the Cayman Islands.

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(iii)	The Depositary may from time to time access information available to it to consider whether any of the circumstances described in (1)(b) or (1)(c) of subsection (ii) above exist, or request additional information from the Company in respect thereto. By taking any such action, the Depositary shall not in any way be deemed or inferred to have been required, or have had any duty or responsibility (contractual or otherwise), to monitor or inquire whether any of the circumstances described in (1)(b) or (1)(c) of subsection (ii) above existed. In addition to the limitations provided for in paragraph (14) hereof, Holders and Beneficial Owners are advised and agree that (a) the Depositary will rely fully and exclusively on the Company to inform the Depositary of any of the circumstances set forth in (1) of subsection (ii) above, and (b) neither the Depositary, the Custodian nor any of their respective agents shall be obliged to inquire or investigate whether any of the circumstances described in (1)(b) or (1)(c) of subsection (ii) above exist and/or whether the Company complied with its obligation to timely inform the Depositary of such circumstances. Neither the Depositary, the Custodian nor any of their respective agents shall incur any liability to Holders or Beneficial Owners (i) as a result of the Company’s failure to determine that any of the circumstances described in (1)(b) or (1)(c) of subsection (ii) above exist or its failure to timely notify the Depositary of any such circumstances or (ii) if any agenda item which is approved at a meeting has, or is claimed to have, a material or adverse effect on the rights of holders of Shares. Because there is no guarantee that Holders and Beneficial Owners will receive the notices described above with sufficient time to enable such Holders or Beneficial Owners to return any voting instructions to the Depositary in a timely manner, Holders and Beneficial Owners may be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by the Company in such circumstances, and neither the Depositary, the Custodian nor any of their respective agents shall incur any liability to Holders or Beneficial Owners in such circumstances.

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(c) Alternative Methods of Distributing Materials. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by any law, rule or regulation or by the rules, regulations or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of or solicitation of consents or proxies from holders of Deposited Securities, distribute to the Holders a notice that provides Holders with or otherwise publicizes to Holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions, notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

(d) Manner of Voting. The Depositary has been advised by the Company that under Cayman Islands law and the Memorandum and Articles of Association of the Company, each as in effect as of the date of the Deposit Agreement, voting at any meeting of shareholders of the Company is by show of hands unless a poll is (before or on the declaration of the results of the show of hands or on the withdrawal of any other demand for a poll) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the Memorandum and Articles of Association, the Depositary will refrain from voting and the voting instructions received by the Depositary from Holders shall lapse. The Depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by Holders of ADSs.

(13) Changes Affecting Deposited Securities.

(a) Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability for Taxes, Duties and Other Charges), the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company.

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(b) To the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(c) Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company’s expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable.

(14) Exoneration.

(a) The Depositary, the Company, and each of their respective directors, officers, employees, agents and affiliates and each of them shall: (i) incur or assume no liability (including, without limitation, to Holders or Beneficial Owners) (A) if any present or future law, rule, regulation, fiat, order or decree of the United States, Cayman Islands, Hong Kong, the People’s Republic of China, or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (B) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (ii) incur or assume no liability (including, without limitation, to Holders or Beneficial Owners) except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or Beneficial Owners; (iii) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR; (iv) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (v) not be liable (including, without limitation, to Holders or Beneficial Owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary only, the Company. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

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(b) The Depositary. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs), subject to the further limitations set forth in subparagraph (q) of this paragraph (14), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

(c) The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.

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(d) The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of the laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

(e) The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any voting instructions are given or deemed to be given in accordance with paragraph 12(b) hereof, including instructions to give a discretionary proxy to a person designated by the Company, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the Depositary is instructed or deemed to have been instructed to grant a discretionary proxy pursuant to paragraph (12)(b) hereof, or for the effect of any such vote.

(f) The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.

(g) The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.

(h) Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR(s) or ADS(s) or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

(i) None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

(j) The Depositary is under no obligation to provide the Holders and Beneficial Owners, or any of them, with any information about the tax status of the Company.

(k) None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents and affiliates, shall incur any liability to Holders or beneficial owners of ADSs for any tax or tax consequences that may be incurred by such Holders or beneficial owners on account of their ownership or disposition of the ADRs or ADSs.

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(l) The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

(m) Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(n) The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

(o) By holding an ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, the ADSs or the transactions contemplated herein, therein or hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(p) The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.

(q) Neither the Depositary, the Company nor any of their respective agents shall be liable to Holders or Beneficial Owners for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, Holders and Beneficial Owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

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(r) No provision of the Deposit Agreement or this ADR is intended to constitute a waiver or limitation of any rights which Holders or Beneficial Owners may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

(15) Resignation and Removal of Depositary; the Custodian.

(a) Resignation. The Depositary may resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

(b)  Removal. The Depositary may at any time be removed by the Company by no less than 60 days’ prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

(c)  The Custodian. The Depositary may appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(16) Amendment. Subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees, charges or expenses on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including through SWIFT, telex or facsimile transmission), applicable delivery expenses or other such fees, charges or expenses), or that shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder and Beneficial Owner at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).

J.P.Morgan

(17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 60 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 60th day after the Company's notice of removal was first provided to the Depositary. Notwithstanding anything to the contrary herein, the Depositary may terminate the Deposit Agreement (a) without notice to the Company, but subject to giving 30 days' notice to the Holders, under the following circumstances: (x) in the event of the Company's bankruptcy or insolvency, (y) if the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, or (z) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities, and (b) immediately without prior notice to the Company, any Holder or Beneficial Owner or any other person if required by any law, rule or regulation or any governmental authority or body, or the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

J.P.Morgan

If the Shares are not listed or quoted for trading on a stock exchange or in a securities market as of the date so fixed for termination, then after such date fixed for termination (a) all Direct Registration ADRs shall cease to be eligible for the Direct Registration System and shall be considered ADRs issued on the ADR Register and (b) the Depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, the Depositary shall (A) instruct its Custodian to deliver all Deposited Securities to the Company along with a general stock power that refers to the names set forth on the ADR Register and (B) provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement). Upon receipt of such Deposited Securities and the ADR Register, the Company shall use its best efforts to issue to each Holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR Register in such Holder's name and to deliver such Share certificate to the Holder at the address set forth on the ADR Register. After providing such instruction to the Custodian and delivering a copy of the ADR Register to the Company, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR and shall cease to have any obligations under the Deposit Agreement and/or the ADRs. After the Company receives the copy of the ADR Register and the Deposited Securities, the Company shall be discharged from all obligations under the Deposit Agreement except (x) to distribute the Shares to the Holders entitled thereto and (y) for its obligations to the Depositary and its agents.

If the Shares are listed or quoted for trading on a stock exchange or in a securities market as of the date so fixed for termination, then instead of the provisions in the prior paragraph, after the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the date so fixed for termination, the Depositary shall use its reasonable efforts to sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

Notwithstanding anything to the contrary, in connection with any termination pursuant to this paragraph (17), the Depositary may, in its sole discretion and without notice to the Company, establish an unsponsored American depositary share program (on such terms as the Depositary may determine) for the Shares and make available to Holders a means to withdraw the Shares represented by the ADSs issued under the Deposit Agreement and to direct the deposit of such Shares into such unsponsored American depositary shares program, subject, in each case, to receipt by the Depositary, at its discretion, of the fees, charges and expenses provided for in paragraph (7) hereof and the fees, charges and expenses applicable to the unsponsored American depositary share program

J.P.Morgan

(18) Appointment; Acknowledgements and Agreements. Each Holder and each Beneficial Owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof, and (c) acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Company, Holders, Beneficial Owners and/or their respective affiliates, (iii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Company, Holders, Beneficial Owners and/or the affiliates of any of them, (iv) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (vi) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary and (vii) notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and this ADR, to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder’s ADRs. For all purposes under the Deposit Agreement and this ADR, the Holder hereof shall be deemed to have all requisite authority to act on behalf of any and all Beneficial Owners of the ADSs evidenced by this ADR.

(19) Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, ADSS OR ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY), INCLUDING, WITHOUT LIMITATION, ANY SUIT, ACTION OR PROCEEDING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. No provision of this Deposit Agreement or any ADR is intended to constitute a waiver or limitation of any rights which a Holder or any Beneficial Owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

J.P.Morgan

(20) Jurisdiction. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or Beneficial Owners brought by the Company or the Depositary, arising out of, based upon or relating in any way to the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or Beneficial Owners or any other person or party arising out of, based upon or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including, without limitation, claims under the Securities Act of 1933, may be only instituted in the United States District Court for the Southern District of New York (or (i) in the state courts of New York County in New York if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) in the state or federal courts of New York, New York if the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). Notwithstanding the foregoing or anything in the Deposit Agreement to the contrary, each of the parties thereto (i.e., the Company, the Depositary and all Holders and Beneficial Owners) have agreed that, subject to the federal securities law carve-out set forth in Section 20(d) of the Deposit Agreement, the Depositary may institute and/or refer any such suit, action or proceeding to arbitration in accordance with the provisions of the Deposit Agreement, and, upon such referral, any such suit, action or proceeding instituted by Holders and/or Beneficial Owners shall be finally decided in such arbitration rather than in such court. Notwithstanding anything in the Deposit Agreement to the contrary, each of the parties hereto (i.e., the Company, the Depositary and all Holders and Beneficial Owners) agrees that: (i) the Depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly arising out of, based upon or relating in any way to this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination (each, a "Dispute"; collectively, "Disputes") against any other party or parties hereto (including, without limitation, Disputes, suits, actions or proceedings brought against Holders and Beneficial Owners) or any other person or party, by having the Dispute referred to and finally resolved by an arbitration conducted under the terms set out in Section 20(d) of the Deposit Agreement, and (ii) the Depositary may in its sole discretion require, by written notice to the relevant person or party, or persons or parties, that any Dispute, suit, action, controversy, claim or proceeding brought by any party or parties hereto or any other person or party (including, without limitation, Disputes, suits, actions or proceedings brought by Holders and Beneficial Owners) against the Depositary shall be referred to and finally settled by an arbitration conducted under the terms set out in Section 20(d) of the Deposit Agreement; provided however, notwithstanding the Depositary's written notice, to the extent there are specific federal securities law violation aspects to any claims against the Company and/or the Depositary brought by any Holder, Beneficial Owner or other person or party, the federal securities law violation aspects of such claims brought by a Holder or Beneficial Owner or any other person or party against the Company and/or the Depositary may, at the option of such Holder, Beneficial Owner, person or party, remain in the United States District Court for the Southern District of New York ((or (i) in the state courts of New York County in New York if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) in the state or federal courts of New York, New York if the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable) and all other aspects, claims, Disputes, legal suits, actions and/or proceedings brought by such Holder, Beneficial Owner, person or party against the Company and/or the Depositary, including those brought along with, or in addition to, federal securities law violation claims, would be referred to arbitration in accordance herewith. Any such arbitration shall, at the Depositary’s election, be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL) with the Hong Kong International Arbitration Centre serving as the appointing authority, and the language of any such arbitration shall be English. A notice of arbitration may be mailed to the Company at its address last specified for notices under this Deposit Agreement, and, if applicable, to any Holders at their addresses on the ADR Register, which notice to any such Holder, for the avoidance of doubt, shall be deemed, for all purposes of the Deposit Agreement and the ADRs, including, without limitation, the arbitration provisions contained in this clause (d), to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder's ADRs. In any case where the Depositary exercises its right to arbitrate hereunder, arbitration of the Dispute shall be mandatory and any pending litigation arising out of or related to such Dispute shall be stayed. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained herein to the contrary, and for the avoidance of doubt, the Company and all Holders and Beneficial Owners from time to time of ADRs issued hereunder (and any persons owning or holding interests in ADSs) agree that any federal or state court in New York, New York, shall have jurisdiction to hear and determine proceedings related to the enforcement of the arbitration provision and any arbitration award by the arbitrators contemplated and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts. Each of the parties to the Deposit Agreement (i.e., the Company, the Depositary and all Holders and Beneficial Owners) agrees not to challenge the terms and enforceability of the arbitration clause, including, but not limited to, any challenge based on lack of mutuality, and each such party hereby irrevocably waives any such challenge. In any arbitration, the parties to the Deposit Agreement (i.e., the Company, the Depositary and all Holders and Beneficial Owners) have agreed that the arbitrators shall have no authority to award (A) damages against any party not measured by the prevailing party's actual damages or (B) any consequential, special or punitive damages against any party and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement. In all cases, the fees of the arbitrators and other costs incurred by the parties in connection with such arbitration shall be paid by the party (or parties) that is (or are) unsuccessful in such arbitration. No party to the Deposit Agreement shall be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or act in any arbitration in the interest of the general public or in a private attorney general capacity.